Exhibit 10.6

House Lease Agreement

Lessor (Party A hereinafter): Shenzhen Tonglixing Industrial Co., Ltd

Unified Social Credit Code: []

Legal Representative: Chen Jie	Contact Number: []

Contact person: Xie Xiaoling	Contact number: []

Company Address: Tonglixing Industrial Plant, No. 8 Lanzhu East Road, Big Industrial Zone, Pingshan New District, Shenzhen City

Lessee (hereinafter referred to as Party B): Shenzhen Semidux Technologies Limited

Unified Social Credit Code: []

Legal Representative: Zhang Shaofen	Contact Number: []

Contact person: He Qiuhong	Contact number: []

Email address: []

Company Address: Room 205, Office Building, Tonglixing Industrial Plant, No. 8 Lanzhu East Road, Zhukeng Community, Longtian Subdistrict, Pingshan District, Shenzhen City

Party A and Party B, in accordance with the Civil Code of the People 's Republic of China and relevant laws and regulations, have reached this lease contract through friendly consultation among the three parties regarding Party B' s lease of Party A 's factory/office building. The terms and conditions are as follows:

1. Location, function and purpose of the house:

1.1 The leased property leased by Party A to Party B is located at Room 205, 2nd Floor, Office Building, Tonglixing Industrial Plant, No. 8 Lanzhu East Road, Da Industrial Zone, Pingshan New District, Shenzhen City

(Hereinafter referred to as the Leased property). In the event that the address on the real estate title certificate is inconsistent with the address described herein, the address on the real estate title certificate shall prevail.

1.2 The function of this leased property is for Party B's industrial production, industrial research and development, and office use. Party B shall not alter the purpose of use.

1.3 Party B shall manage the facilities inside the leased property by itself; Party B must obtain the written consent of Party A before making any changes to the interior furnishings of the leased property, and such changes must comply with laws and regulations and shall not alter or affect the structure, safety and functionality of the leased property.

1.4 The current decoration and facilities and equipment of the leased property are detailed in the "List of Leased Property for Occupancy and Transfer" attached to the contract; This annex shall serve as the basis for acceptance by Party A when it delivers the leased property to Party B for use as stipulated in the contract and by Party B when it returns the leased property upon the expiration of the lease term under this contract

2. Lease and delivery period

2.1 The term of lease by Party B is one year / month / day, that is, from May 1, 2025 to April 30, 2026.

2.2☒ The rent-free period for Party B to lease the leased property is / month ( / day). The specific dates are from / year / month /day to / year / month / day, during which Party B is not required to pay rent to Party A. But shall bear all charges including water, electricity, gas and property management fees in addition to the rent.

☑ Party B is not entitled to rent-free periods.

2.3 After Party B pays ☑the lease deposit, ☑water and electricity deposit, ☑the first month's rent, ☑the first month's property management fee, □the first year's elevator usage fee, ☑and other (public water and electricity fees), and the contract takes effect, Party A will deliver the leased property to Party B on May 1, 2025.

3. Lease-related fees and payment methods

3.1 Rent, property management fees and utilities

(1) The total monthly rent for the leased property is ¥836 (in words: RMB Eight Hundred and Thirty-Six Yuan Only), and the total rent for the first year is ¥ / (in words: RMB / ); This price is inclusive of tax.

(2) The monthly property management fee for the leased property is ¥84 (RMB 84 in words), and the total property management fee for the first year is ¥ / (RMB / in words); This price is inclusive of tax.

(3) The rent and property management fee for the leased item will be adjusted once every / years starting from the / year after the lease commences (increasing by / on the basis of the current monthly rent and property management fee). This price is inclusive of tax, that is:

A. From / year / month / day, the total monthly rent and property management fee is ¥ /  (in words: RMB / ).

B. From / year / month / day, the total monthly rent and property management fee is ¥ /  (in words: RMB / ).

(4) The amount of water used by Party B for the leased property is ¥ 6 per cubic meter (ton), calculated based on the actual amount used by Party B per month. Electricity charges shall be based on the monthly invoice unit price of the power supply company. In case of any adjustment to water and electricity charges, follow the market. Party B is not required to share the public area water and electricity charges within the park and on the floor where the leased property is located. The public area water and electricity charges are charged at a fixed amount per month, that is, ¥ 40 (RMB 40 in words) per month.

(5) Electricity Usage Agreement:

A: Party A provides Party B with a qualified power supply. Party B agrees to use in accordance with the existing electrical load of the leased property.

B: Without the permission of Party A, Party B shall not connect (supply) power sources or privately add self-provided power sources. Without the permission of Party A, Party B shall not alter the existing lines of the leased property; If it is necessary for Party B to make any changes, it must obtain the written consent of Party A, and Party B shall be responsible for the relevant procedures and expenses.

C: Party A shall read the meter once a month as an electricity bill settlement voucher. In case of special circumstances, the meter reading date shall be postponed. The meter reading shall be recorded jointly by Party A and Party B or by Party A and Party B shall have the right to verify at any time.

D: Party B must pay the water and electricity charges to Party A within the agreed time each month.

E: During the validity period of the contract, if there is any adjustment to the rates of water, electricity and other charges, Party A shall promptly notify Party B.

F: Party B shall take good care of the power supply unit and the electrical facilities (such as wires, switches, distribution cabinets, etc.) provided by Party A in the leased property. Any damage shall be compensated at the current price. In case of any abnormality, Party B shall promptly address the safety hazard and notify Party A at the same time.

G: Party B shall bear full liability for damages to electrical facilities caused by Party B's random wiring, overloading of electricity, violation of operating procedures, etc.

H: During peak hours, Party B must strictly enforce the off-peak regulations. If Party B fails to do so, Party B shall be responsible for the consequences.

I: If the electricity consumption of Party B increases, Party B may apply to Party A for assistance in handling the relevant transformer capacity increase procedures, and the expenses shall be borne by Party B. Party B shall manage the newly added electrical equipment on its own and pay the electricity charges related to the equipment directly to the relevant department.

(6) Party A shall provide Party B with an independent and qualified electricity meter for both parties to conduct independent accounting.

(7) There is one passenger elevator and one passenger-freight elevator in the leased property.

☑ The daily maintenance and repair costs of the elevator are included in the property management fee and will not be charged separately.

☐ Elevator usage fees are charged separately at _/_ yuan per elevator per month. This price includes tax.

3.2 Rental Deposit

The rental deposit is twice the sum of the first month's rent and the first month's property management fee, which is ¥1,840 (in words: RMB One Thousand Eight Hundred and Forty Yuan Only).

The deposit for water and electricity charges is 10% of the total of the first month's rent and the first month's property management fee, which is ¥92 (in words: RMB Ninety-Two Yuan Only).

3.3 Refund of the lease deposit

(1) Within 30 days after the expiration of this contract, when Party B has paid to Party A all rent, property management fees and all expenses arising from this lease act, and undertakes to return the leased property to Party A and complete the change of business address of Party B's relevant enterprise (if any) as stipulated in this contract, Party A shall return to Party B the rental deposit and the deposit for water and electricity charges without interest.

(2) In the event that the contract is prematurely terminated or dissolved due to Party B's reasons (including but not limited to Party B' s early termination of the lease, Party B's failure to perform or fully perform the obligations stipulated in the contract, Party B' s subletting without Party a 's consent, and other circumstances where the lease relationship cannot continue due to Party B' s reasons), Party A shall not refund the lease deposit.

(3) In accordance with the relevant provisions of this contract, if Party A requests Party B to restore the leased property to its original state, Party B shall bear all the costs related to the restoration. Party B agrees that Party A may deduct directly from the lease deposit; If the deposit is insufficient to cover the expenses, Party A has the right to require Party B to make up the shortfall within a specified period. If Party B fails to make up the shortfall by the due date, Party B shall pay liquidated damages as stipulated in Clause 4.2 of this agreement.

(4) The deposit under this contract shall not at any time be offset against rent, property fees, damages or any other expenses.

4. Payment of lease fees

4.1 After the signing of this contract, Party B shall pay Party A the fees for the leased property as follows:

(1)☑ The deposit for the lease,☑ the deposit for water and electricity charges,☑ the rent for the first month, ☑ the property management fee for the first month, ☐ the property management fee for the rent-free period, ☐ the elevator usage fee for the first year, ☑other ( / ) a total of ¥ 2892(in words: RMB 2892 ) shall be paid by Party B to Party A in one lump sum within 3 days after the signing of this contract.

(2) Party B shall pay once a month. Before the 10th day of each month, Party B shall pay to Party A ☑ rent and property management fee for the current month , ☐ elevator usage fee; Before the last day of each month, Party B shall pay to Party A the water and electricity charges for the previous month.

Party A's account information for receiving payments is as follows:

Account Name	[]
Account Number	[]
Bank of Account	[]

4.2 If Party B fails to pay the rent, property management fees, water and electricity charges, elevator usage fees and other expenses on time, Party B shall pay a penalty to Party A. That is, for each day of delay, Party B shall pay 1‰ of the due expenses to Party A as a penalty, which shall be paid together with the rent, property management fees, water and electricity charges, elevator usage fees and other expenses. If Party B is overdue for more than 5 days, Party A has the right to suspend all water and electricity charges of Party B and to continue to collect the fees due but not paid by Party B and the penalty fees.

4.3 If Party B fails to pay the fees for one month or more, it shall be regarded as a fundamental breach of contract by Party B. In addition to the rent and other fees that Party B must pay to Party A, Party A has the right to demand that Party B continue to perform this contract or terminate this contract in accordance with Article 6 of this contract.

5. Responsibilities of both parties

(1) Responsibilities of Party A

5.1 Party A is responsible for issuing invoices to Party B for the rent of the leased property, property management fees, water and electricity charges and other related expenses.

5.2 Party A shall assist Party B in providing guidance and training on the management rules and regulations of the park to its employees. During the lease period, Party A shall not affect the normal production and life of Party B's employees. Party B may report relevant issues and complaints to Party A at any time, and Party A shall handle them promptly

5.3 Party A is responsible for the structural maintenance of the leased property (maintenance caused by Party B's negligence or intent shall be the responsibility of Party B).

5.4 Party A shall ensure that there is no dispute over the right to use the house and that there are no safety or quality issues with the house at the time of delivery. Party A shall assist Party B with all the approvals and business registrations during the decoration.

5.5 When Party A sells, transfers, mortgages, uses as security or otherwise deals with all or part of the ownership or right of use of the leased property in any way, Party A guarantees that Party B’s rights under this contract shall not be affected.

(2) Party B's liability

5.6 Party B agrees to pay the lease deposit, water and electricity fee deposit, rent, property management fee, elevator usage fee, water and electricity fee, etc. as stipulated in this contract.

5.7 Party B agrees to use the leased property only for industrial production, industrial research and development, and office purposes and shall not sublet it to any third party. Party B shall not alter the overall structure of the house. Party B shall be responsible for any problems and losses caused by Party B's unauthorized alteration of the structure of the building or overloading of equipment.

5.8 Party B confirms that it is fully aware of the nature and condition of the leased property. Party B may enter the site for decoration only after this contract takes effect. Before the renovation, Party B must submit a written application to Party A and ensure that the renovated site complies with relevant safety, fire protection, environmental protection and other requirements. The renovation plan shall be approved by Party A before proceeding. Party A's approval of Party B's renovation plan does not relieve Party B of its liability for non-compliance with relevant safety, fire protection, environmental protection and the provisions of this contract. The expenses and approval procedures for the renovation carried out by Party B shall be borne and handled by Party B itself. Before the renovation, Party B must report to the relevant government department and pass the fire protection acceptance, etc. (A copy of the secondary fire protection acceptance filing materials shall be provided to Party A); Party B shall not use the leased property until it has passed the fire inspection. If for any reason this contract is prematurely terminated, prematurely terminated or terminated upon expiration, the fire protection equipment, indoor items or other decoration and renovation attached to the house decorated by Party B in the leased property shall be automatically classified as attachments to the leased property. Party B agrees to transfer them free of charge to Party A for continued use or dispose of them by Party A itself, and Party A may also require Party B to restore them to their original state.

5.9 Party B shall not build in violation of regulations within the park. Party B shall not use beyond the weight limit; In the event of any damage to the leased property, losses to Party A and any third party caused by Party B's violation of regulations, Party B shall be responsible for full compensation.

5.10 Party B is not allowed to place equipment on the roof of the leased property. If Party B has a special application, it shall submit a written application to Party A one month in advance. Party B may install the equipment on the roof of the leased property only after Party A signs its consent and specifies the installation location.

5.11 In non-designated areas, if Party B needs to install facilities such as air conditioners, Party B shall submit a written application to Party A at least one month in advance. Party B may install the facilities only after Party A signs to agree and specifies the installation location.

5.12 Party B shall be obligated to use and maintain the leased property and its ancillary facilities properly. It shall promptly eliminate any possible malfunctions and dangers to avoid potential hazards.

5.13 Party B shall have the right to use the leased property and its ancillary facilities and equipment during the lease term. Party B shall be responsible for the maintenance and upkeep of the facilities and equipment within the leased property and shall ensure that all facilities and equipment are in good operating condition upon termination of this contract and shall be returned to Party A along with the leased property. Party A shall have the right to inspect and supervise this.

5.14 During the lease period, Party B shall strictly abide by the relevant provisions of the Fire Control Regulations of the People 's Republic of China and actively cooperate with Party A to do a good job in fire control. Otherwise, all responsibilities and losses arising therefrom shall be borne by Party B.

5.15 If it is necessary to carry out first-level temporary hot work (including open flame operations such as electric welding and gas welding) for maintenance and other matters within the leased property, approval from the fire control authority must be obtained.

5.16 Party B shall be fully responsible for the fire safety of the leased property in accordance with the relevant regulations of the fire department. Party A shall have the right to inspect the fire safety of the leased property within a reasonable time agreed by both parties, but shall give Party B written notice in advance. Party B shall not unreasonably refuse or delay giving consent.

5.17 Party B shall be responsible for the maintenance and upkeep of fire protection facilities within the leased property, such as fire extinguishers: monthly inspection of the appearance of fire hydrants and accessories (fire hoses, nozzles). It is strictly prohibited for Party B to use the fire protection facilities within the building for any other purposes.

5.18 Party B shall, in accordance with the regulations, do a good job in fire protection, safety production, etc., and appoint a person to be responsible for it; In the event of loss of the leased property (including loss of equipment and attachments within the leased property) due to improper use, management or neglect of management by Party B (including Party B's breach of contract or other tenants with Party A' s consent to sublet), Party B shall be responsible for restoring or compensating Party A for the loss.

5.19 Party B shall take good care of the leased property during the lease term. If the leased property is damaged due to Party B's improper use, Party B shall be responsible for the repair and bear the cost of the repair.

5.20 Party B agrees that Party A or the units entrusted by Party A may enter the leased property of Party B for the maintenance, sanitation, anti-theft, disaster prevention, rescue or other management purposes of the building, or for the needs of repairing adjacent tenants, and with the consent of Party B, conduct inspections and checks on the internal conditions of all parts of the leased property, but such inspections must be carried out under the accompaniment of Party B's personnel. In the event of an emergency that endangers public safety or the lives and property of others, Party A or the entity entrusted by Party A may enter the leased property without prior notice, but Party A shall inform Party B of the emergency situation afterwards.

5.21 Party B is willing to abide by Party A 's rules and regulations concerning park management and provide guidance and training on park management rules and regulations to its employees without affecting the normal production and life of the employees of Party A or other enterprises in the park during the lease period.

5.22 Party B shall be responsible for the safekeeping of its own property and the safety of its own person. Party A shall not make any commitment or guarantee regarding Party B's property or personal safety. Party A shall not compensate for any damage to Party B' s property or personal safety caused by Party B or a third party.

5.23 After the termination of the contract, Party B shall change its business registration address within 10 days (the address of Party A shall not be used any longer).

6. Modification, Termination and Dissolution of the Contract

6.1 Party B shall have the right to terminate the contract if Party A commits any of the following acts:

(1) Failing to provide the leased property or the leased property provided does not meet the agreed conditions and seriously affects the function of use;

(2) Party A fails to fulfill its obligation to repair the house, which seriously affects its functional use.

6.2 During the lease term, if Party B fails to pay rent, property management fees, elevator usage fees, water and electricity charges, etc. for more than 10 days, Party A has the right to suspend Party B's use of water, electricity and related facilities in the leased property, and Party B shall bear all losses caused thereby.

6.3 If Party B fails to pay rent, property management fees, elevator usage fees, water and electricity fees, etc. for more than one month, it constitutes a fundamental breach of contract by Party B. Party A has the right to unilaterally terminate this contract in advance, in addition to the provisions of Paragraph 2 (6.2) of this article (stopping the supply of water and electricity to the leased property), Party A has the right to notify Party B in writing by mail or letter to terminate the contract. This contract shall be automatically terminated as of the date of delivery of the notice. Party A shall have the right to:

(1) require Party B to settle all rent, property management fees, elevator usage fees, water and electricity charges, etc. incurred up to the date of termination of the contract;

(2) No refund of the lease deposit and utility deposit as stipulated in the contract;

6.4 If Party B transfers or sublets without authorization during the lease period, it shall be a fundamental breach of contract by Party B. Party A shall have the right to unilaterally terminate this contract in advance. Party A shall not return the deposit for the lease and the deposit for water and electricity charges and shall require Party B to pay Party A a penalty equal to one times the sum of rent and property management fees for the month in which the breach actually occurred. If the liquidated damages paid are insufficient to cover Party A 's losses, Party B shall also be liable for compensation. In the event of any loss of the leased property or any other loss of Party A due to Party B's breach of contract and subletting, Party B shall be liable for compensation for all losses and necessary expenses incurred by Party A as a result. Party A shall also have the right to remove Party B and the sub-lessee from the area of Party A 's leased property.

6.5 If Party B wishes to terminate the contract early, it must give Party A written notice three months in advance and complete the following procedures before terminating the contract early:

(1) Return the leased property to Party A;

(2) Settle the rent for the lease period and other expenses incurred by Party A for the performance of the contract;

(3) Party A will not refund the lease deposit and the deposit for water and electricity charges.

(4) If Party B fails to give Party A written notice of termination three months in advance, Party B must make up the rent for the period of failure to do so; if it is less than one month, it shall be calculated as one month.

6.6 Except for force majeure or government reasons, Party A may not arbitrarily terminate or dissolve this lease contract in advance without Party B breaching the contract. If Party A breaches this contract and takes back the house in advance, Party A shall give Party B written notice three months in advance and pay Party B a penalty equal to twice the sum of rent and property management fees for the month in which the breach actually occurred. 30 days after Party B returns the leased property in its entirety, Party A shall return to Party B the deposit paid for the lease and the deposit for water and electricity charges without interest. In the event that the contract cannot be continued due to force majeure or Party A must take back the house, Party A shall be exempted from liability and the parties shall resolve the termination of the contract through consultation.

6.7 Special Provisions:

6.7.1 Upon the expiration or termination of the contract, within 7 days from the date of notice of termination by Party A, Party A shall have the right to require Party B to restore the decoration and other attachments in the leased property to their original state. If Party B fails to restore the original state in a timely manner, Party A shall have the right to remove and Party B shall bear Party A 's expenses for removal and restoration and Party A' s rent and other losses during the period of removal and restoration work (calculated based on the rent and property management fees of the month of contract termination). If Party A considers that the removal of attachments such as decoration will seriously affect the occupancy of the next tenant, Party A shall have the right to notify Party B not to remove them, and all attachments (including but not limited to lamps, wires, distribution boxes and cameras, etc.) shall automatically belong to Party A.

6.7.2 When both Party A and Party B decide to acquire the air conditioner at depreciated value (including zero residual value), Party B shall not remove the air conditioner. The air conditioner shall be depreciated with reference to the price of the same brand, the same specification or the same type of product on JD.com at the expiration date of lease termination (hereinafter referred to as the "reference price"). If an invoice is provided upon entry for installation, the depreciation period is calculated from the date on the invoice (less than one year is counted as one year). The depreciation price for the first year is 70% of the JD.com reference price, for the second year is 50% of the JD.com reference price, and for the third to seventh years is 40%, 30%, 20%, 10% of the JD.com reference price, and the residual value is zero, respectively. If no invoice is provided at the time of installation, the depreciation period shall be calculated from the manufacturing date, and the depreciation method shall be the same as above. If the manufacturing date of the old air conditioner cannot be identified, the depreciation is calculated from the date of contract signing. The starting price is 10% of the reference price on JD.com, and the depreciation price for the first to third years is 50% of the reference price, 0.3% of the reference price, and the residual value is zero. If Party B has any objection to the above plan, the two parties shall negotiate separately.

6.7.3 When moving out and returning the house, Party B shall ensure that the house facilities are in good condition, including but not limited to undamaged distribution boxes, normal lighting circuits and fixtures, unobstructed weak current network and functioning monitoring equipment and facilities.

6.7.4 When Party A requests Party B to restore the property to its original state, Party B shall remove the partitions and other decorations, and ensure that the floor, ceiling and walls (including the facade) are free of holes, structural components (such as screws, Angle steel, keel, frame and air duct, etc.) and repair the marks caused by the decoration.

6.8 If Party A and Party B fail to reach a renewal agreement two months before the termination or expiration of this contract, Party B shall vacate the leased property before the termination date (inclusive) or before the expiration of the lease term (inclusive), return the leased property and its internal facilities and equipment to Party A in their original state, and complete the handover procedures. If Party B fails to vacate and return the premises within the prescribed time limit, the items in the leased property shall be deemed to have been abandoned by Party B. Party B agrees that Party A may remove all of Party B's equipment and items from the leased property by itself or by entrusting a third party, and Party A shall not be responsible for keeping them; Party A shall have the right to deal with them in accordance with Article 6.10, and Party B shall bear all losses caused thereby. Party B shall also pay double the rent for the use of the house from the day following the termination of the contract or the expiration of the validity period until the clearance of the house is completed.

6.9 At the termination or dissolution of the contract, if Party B is in arrears, Party A shall have the right to detain and sell Party B's materials in the leased property and use them to settle the arrears. If there is any remaining balance after settlement, Party A shall return the full amount to Party B. If the proceeds from the sale are insufficient to settle the debt, Party A shall have the right to continue to claim compensation.

6.10 Within 7 days of receiving the notice of termination of the lease contract or the notice of withdrawal (from the date of settlement of rent and property fees, etc. to the date of vacating and handover), Party B must remove all items of Party B from the leased property; otherwise, it shall be deemed that Party B acknowledges that all materials left in the leased property are worthless waste and Party A shall dispose of them at its own discretion. Party B agrees not to make any claim for compensation against Party A or any third party.

6.11 Regardless of whether Party A disposes of or retains the items in the leased property, Party B shall bear the costs of the above-mentioned clearance of items, including but not limited to the handling fees (including packaging fees and accident fees), storage fees or site occupation fees (ground or basement usage fees are calculated at 20 yuan per square meter per day); And Party B shall be responsible for any loss or damage during the handling process and during storage.

6.12 If the two parties fail to agree on the renewal of the contract three months before the expiration of the lease, Party A may bring visitors into the leased property for viewing before the expiration of the lease, and Party B shall cooperate.

7. Exemption Clauses

7.1 In the event that Party A is unable to continue to perform this contract due to changes in government laws and regulations concerning lease practices, or national land expropriation or change of use, etc., the provisions of Paragraph 2 of this article shall apply.

7.2 In the event that either party is unable to perform this contract due to a serious natural disaster, war or other unforeseeable force majeure whose occurrence and consequences cannot be prevented or avoided, the party encountering such force majeure shall immediately notify the other party by post, email or other written form and shall, within 30 days, provide details of the force majeure and the inability to perform the contract. Documentation of the reasons for or partial inability to perform or the need for a delay in performance. The proof document shall be issued by a notary office in the region where the force majeure occurred. If a notarized proof document cannot be obtained, other strong proof shall be provided. The party affected by the force majeure shall be exempted from liability.

7.3 In the event that the contract is terminated for the reasons mentioned above, the rent and property management fees shall be calculated based on the actual usage period. If the period is less than a full month, it shall be calculated by the number of days, with any excess refunded and any shortage made up.

8. Acceptance of delivery and recovery

8.1 Before delivery, Party A shall ensure that the leased property itself and its ancillary facilities and equipment are in a condition that can be used normally. After delivery, if the house and its attached facilities and equipment are damaged due to Party B's reasons (including poor management or neglect of management), Party B shall be responsible for repairing them to the same condition as at the time of rental; If Party B refuses to repair or repair, Party A has the right to refuse to accept the leased property, and Party A has the right to deduct from the lease deposit the usage fee for the actual period occupied by Party B; Or Party A may repair it by itself and has the right to deduct the repair amount directly from Party B's lease deposit. If the deposit is insufficient to cover the expenses mentioned above, Party B shall pay them separately.

3000

8.2 Both parties shall participate in the acceptance. If there are any objections to the hardware facilities and equipment such as decoration and appliances, they shall be raised on the spot. If it is difficult to detect and judge on the spot, the other party shall be informed in writing within 3 days.

8.3 When Party B returns the property, both parties must be present for inspection and a written confirmation letter must be signed; otherwise, it shall be deemed that Party B continues to use the leased property. Party A shall have the right to continue collecting rent or to execute in accordance with Article 6 of this contract.

9. Relevant fees

Registration fee, notarization fee, lease management fee and other relevant taxes and fees paid under this contract shall be borne by Party B in accordance with the relevant regulations of the state and Shenzhen City. Stamp duty shall be borne by Party A and Party B respectively in accordance with the provisions of the state.

10. Other Provisions

10.1 In the event of any dispute arising from the performance of this contract, the parties shall resolve it through friendly consultation. If consultation fails, the parties shall choose to bring a lawsuit to the people 's court where Party A is located in accordance with the law. If the contract is terminated or prematurely terminated due to the reasons of Party B, but Party B fails to pay all due fees, Party A shall have the right to demand that Party B bear the expenses incurred in the pursuit of rent, property management fees, water and electricity fees, etc., including but not limited to litigation fees, notarization fees, legal fees, preservation fees and travel expenses, etc.

10.2 Any document or notice sent by the parties to this Agreement must be in written form (regular collection notices may be sent via WeChat) and delivered to the communication address specified in this agreement. In the event that a document is not actually received by a party due to an inaccurate address provided by the party, failure to notify the other party in writing within 3 days after the change of the address, or the party's refusal to sign for receipt, the date on which the document is returned shall be deemed as the date of service.

Address of Party A: Tonglixing Industrial Plant, No. 8, Lanzhu East Road, Pingshan Industrial Zone, Pingshan New District, Shenzhen City

Contact Person: Xie Xiaoling []

Address of Party B: Room 205, 2nd Floor, Building T7, Tonglixing Industrial Plant, No. 8 Lanzhu East Road, Da Industrial Zone, Pingshan New District, Shenzhen City

Contact Person: He Qiuhong []

10.3 List of information to be provided by Party B to Party A:

(1) Copy of the business license of the company

(2) A copy of the legal representative's ID card

(3) Enterprise information form

(4) Safety production agreement

3000

(5) Decoration application form, decoration drawings, fire protection acceptance filing certificate for secondary decoration

10.4 Matters not covered in this contract may be supplemented by a separate agreement upon mutual consent of both parties. Supplementary agreements and annexes shall have the same legal effect as this agreement. This contract is followed by□ no attachment ☑ Attached is 1 copy, the name of the attachment is Floor Plan.

10.5 This contract is made in quadruplicate, two copies for Party A and two copies for Party B. This contract shall come into effect upon the signature and seal of both parties and upon receipt of ☑ the rent deposit, ☑ water and electricity fee deposit, ☑ first month rent, ☑ first month property management fee, ☐ property management fee during the rent-free period, elevator usage fee for the first year, and other ( / ) payments made by Party B. If Party B fails to pay the full amount within the prescribed time, Party A shall have the right to terminate the contract immediately and the relevant fees paid by Party B shall not be refunded.

(1) After the contract takes effect, if Party A fails to deliver the leased property in a timely manner due to its own reasons, the rent-free period for Party B shall be calculated from the date when Party A actually delivers the leased property.

(2) After the contract takes effect and Party A delivers the leased property on schedule, if Party B fails to enter and use the leased property in a timely manner due to its own reasons, Party A shall not bear corresponding liability and the rent-free period shall still be calculated from the date of Party A's actual delivery of the leased property.

10.6 Upon the expiration of this contract, if Party B wishes to renew the lease, it shall negotiate with Party A two months in advance and enter into a new lease contract. Under the same conditions, Party B shall have priority in the lease. (Equal conditions in order: business type match, lease price, lease term, deposit, guarantor strength, etc.)

10.7 The termination, dissolution or invalidity of this contract upon its expiration shall not affect the validity of the existing creditor-debtor relationship between the parties.

10.8 By mutual agreement, both parties confirm the following terms:

(1) All expenses under this contract, where the currency is not specified, shall be in Renminbi.

(2) The property management fee in this contract already includes the cost of domestic waste disposal.

(3) Any fees paid by Party B to Party A shall be paid directly to Party A's public account. Party A prohibits any employee from collecting any fees privately on behalf of Party A. If Party B enters into a transaction with an individual employee of Party A or makes a private payment to an account other than Party A 's corporate account, resulting in serious consequences such as fraud of funds, Party B shall bear the losses caused and Party A shall not bear any joint liability.

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The following is blank and is the signature page of the House Lease Agreement.

Representative of Party A (signature):	/s/ Ma Yuejie	Representative of Party B (signature):	/s/ He Qiuhong

(seal) Shenzhen Tonglixing Industrial Co., Ltd (seal)		Shenzhen Semidux Technologies Limited

May 8, 2025		May 7, 2025

3000